      As filed with the Securities and Exchange Commission on April 4, 2001
                                                      REGISTRATION NO. 333-42717

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          TRINET CORPORATE REALTY TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       MARYLAND                                            94-3175659
(STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                          IDENTIFICATION NO.)

                           1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                             -----------------------
                                  JAY SUGARMAN
                CHAIRMAN OF THE BOARD OF DIRECTORS, CHIEF EXECUTIVE OFFICER,
                                  AND PRESIDENT
                          TRINET CORPORATE REALTY TRUST
                            C/O ISTAR FINANCIAL INC.
                           1114 AVENUE OF THE AMERICAS
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                             -----------------------
                                   COPIES TO:
                               KATHLEEN L. WERNER
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

      Approximate date of commencement of proposed sale to the public: From time to time or at one time after the effective date of the Registration Statement as determined by market conditions.

                             -----------------------

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|;

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             -----------------------

                                EXPLANATORY NOTE

Pursuant to Rule 478(a) of the Securities Act of 1933, as amended (the "Act"), we hereby remove from registration $262,327,504 of securities registered but not offered pursuant to the Registration Statement on Form S-3 (File No. 333-42717) (the "Registration Statement").

      Pursuant to Item 17(a)(3) of the Registration Statement, the undersigned is empowered to remove any of the securities registered but not offered pursuant to the Registration Statement by means of this Post-Effective Amendment.

      In November 1999, TriNet Corporate Realty Trust, Inc. ("TriNet"), a Maryland corporation, became a wholly owned subsidiary of iStar Financial Inc. ("iStar"), also a Maryland corporation, as a result of a merger. Consequently, the unoffered registered securities of the Registration Statement are no longer necessary as iStar does not intend at this time to issue additional securities through TriNet.


                     INCORPORATION OF DOCUMENTS BY REFERENCE

      We incorporate by reference into this Post-Effective Amendment No. 1 all reports we have filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act since December 19, 1997.

We will provide, without charge, at the written or oral request of anyone, including any beneficial owner, to whom this Post-Effective Amendment No. 1 is delivered, copies of the documents incorporated by reference in this Post-Effective Amendment No. 1, other than exhibits to those documents which are not specifically incorporated by reference. Requests should be directed to:
TriNet Corporate Realty Trust, c/o iStar Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (212) 930-9400: Attention: Lianne Merchant.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on April 4, 2001.


                          TRINET CORPORATE REALTY TRUST

                          By:  /s/ Jay Sugarman
                               ----------------
                               Name:   Jay Sugarman
                               Title:  Chairman of the Board of Directors,
                                       Chief Executive Officer, and President